Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2025 Results

First Quarter Overview

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First Quarter Revenues of $325 million, slightly below last year's record levels
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GAAP Pretax Income of $53 million and Adjusted Pretax Income of $56 million, comparable to year ago levels
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First Quarter Record GAAP Diluted EPS of $1.99 and Record Adjusted EPS of $1.05

Capital Management and Balance Sheet

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Repurchased 1.5 million share and share equivalents through March 31, 2025
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First Quarter cash, cash equivalents and short-term investments of $227 million and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, "The current geopolitical uncertainties have certainly weighed on business and impacted capital markets around the world. Against this backdrop, we delivered another strong quarter of top-line and bottom-line performance. Our firm is uniquely positioned for these uncertain times given our strength of franchise and broad mix of businesses. While the operating environment has shifted dramatically since the start of the year, our full year outlook has not."

New York, April 29, 2025: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the first quarter ended March 31, 2025.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024	% Change
	(Dollars in Millions)
Revenues
Advisory Fees	$282.2	$288.7	(2%)
Placement Fees	36.0	34.5	4%
Interest Income & Other	6.3	6.2	1%
Total Revenues	$324.5	$329.4	(1%)

The decrease in Advisory Revenues was due to decreases in restructuring and private capital solutions revenues mostly offset by an increase in strategic advisory revenues.

The increase in Placement Revenues was due to an increase in fund placement revenues.

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025		2024
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$221.1	$219.1	$228.9	$228.9
% of Revenues	68.1%	67.5%	69.5%	69.5%
Non-Compensation	$50.8	$49.3	$46.6	$45.2
% of Revenues	15.7%	15.2%	14.1%	13.7%
Total Expenses	$272.0	$268.4	$275.5	$274.2
% of Revenues	83.8%	82.7%	83.6%	83.2%
Pretax Income	$52.6	$56.1	$53.9	$55.2
% of Revenues	16.2%	17.3%	16.4%	16.8%

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $221 million for the current quarter compared with $229 million in the prior year. Adjusted Compensation and Benefits Expense was $219 million compared with $229 million in the prior year. The decrease in Compensation and Benefits Expense was principally driven by a lower accrual rate compared with prior year.

Non-Compensation Expense

GAAP Non-Compensation Expense was $51 million for the current quarter compared with $47 million in the prior year. Adjusted Non-Compensation Expense was $49 million for the current quarter compared with $45 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Travel and Related, Occupancy and Related, and Communications and Information Services. Travel and Related increased principally due to greater business travel. Occupancy and Related increased principally due to the expansion of our London and New York offices. Communications and Information Services increased principally due to higher market data expense and investments in technology infrastructure.

Provision for Taxes

As of March 31, 2025, the Company owned 61.7% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended March 31, 2025 and 2024 was -41.1% and 1.0%, respectively.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2025 was 16.5% compared with 20.6% for full year 2024.

The decrease in the effective tax rate for GAAP Net Income and Adjusted Net Income, If-Converted was due to an increased tax benefit related to the delivery of vested shares at a value in excess of their amortized cost.

Capital Management and Balance Sheet

As of March 31, 2025, the Company held cash, cash equivalents and short-term investments of $227 million and had no funded debt.

During the first quarter 2025, the Company repurchased 0.8 million shares of Class A common stock in the open market, exchanged 0.3 million Partnership Units for cash and net share settled 0.3 million shares of Class A common stock to satisfy employee tax obligations. In total during the first quarter 2025, the Company repurchased 1.5 million share and share equivalents at an average price of $162.61 per share.

As of March 31, 2025, the Company's remaining repurchase authorization was $151 million.

The Company intends to repurchase 0.2 million Partnership Units for cash on May 6, 2025 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on May 1, 2025.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on June 18, 2025 to Class A common stockholders of record as of June 4, 2025.

Quarterly Investor Call Details

PJT Partners will host a conference call on April 29, 2025 at 8:30 a.m. ET to discuss its first quarter 2025 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 245-3047 (U.S. domestic) or +1 (203) 518-9765 (international), passcode PJTP1Q25. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote environments; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, changes to international trade policies, elevated interest rates and geopolitical and military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. (our "former Parent") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2025	2024
Revenues
Advisory Fees	$282,187	$288,681
Placement Fees	36,031	34,489
Interest Income and Other	6,313	6,223
Total Revenues	324,531	329,393
Expenses
Compensation and Benefits	221,142	228,928
Occupancy and Related	13,908	12,161
Travel and Related	11,163	9,101
Professional Fees	7,371	8,349
Communications and Information Services(1)	9,160	7,860
Depreciation and Amortization	3,212	3,498
Other Expenses(1)	5,997	5,593
Total Expenses	271,953	275,490
Income Before Provision (Benefit) for Taxes	52,578	53,903
Provision (Benefit) for Taxes	(21,585)	531
Net Income	74,163	53,372
Net Income Attributable to Non-Controlling Interests	20,147	20,749
Net Income Attributable to PJT Partners Inc.	$54,016	$32,623
Net Income Per Share of Class A Common Stock
Basic	$2.12	$1.27
Diluted	$1.99	$1.22
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,524,820	25,690,530
Diluted	44,461,727	28,168,504

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2025	2024
GAAP Compensation and Benefits Expense	$221,142	$228,928
Acquisition-Related Compensation Expense(2)	(2,084)	—
Adjusted Compensation and Benefits Expense	$219,058	$228,928
GAAP Non-Compensation Expense	$50,811	$46,562
Amortization of Intangible Assets(3)	(1,437)	(1,230)
Spin-Off-Related Payable(4)	(26)	(91)
Adjusted Non-Compensation Expense	$49,348	$45,241

GAAP Pretax Income	$52,578	$53,903
Acquisition-Related Compensation Expense(2)	2,084	—
Amortization of Intangible Assets(3)	1,437	1,230
Spin-Off-Related Payable(4)	26	91
Adjusted Pretax Income	$56,125	$55,224
GAAP Provision (Benefit) for Taxes	$(21,585)	$531
Non-GAAP Tax Adjustments	30,846	11,618
Adjusted If-Converted Taxes(5)	$9,261	$12,149

GAAP Net Income	$74,163	$53,372
Acquisition-Related Compensation Expense(2)	2,084	—
Amortization of Intangible Assets(3)	1,437	1,230
Spin-Off-Related Payable(4)	26	91
Add: GAAP Provision (Benefit) for Taxes	(21,585)	531
Less: Adjusted If-Converted Taxes(5)	(9,261)	(12,149)
Adjusted Net Income, If-Converted	$46,864	$43,075

Adjusted Net Income, If-Converted Per Share	$1.05	$0.98
Weighted-Average Shares Outstanding, If-Converted	44,461,727	43,737,118

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2025 and 2024 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units (excluding Partnership Units in prior year periods that had yet to satisfy certain market conditions) and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2025	2024
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,524,820	25,690,530
Dilutive Impact of Unvested RSUs(6)	3,381,006	2,477,974
Dilutive Impact of Partnership Units(7)	15,555,901	—
Diluted Shares Outstanding, GAAP	44,461,727	28,168,504

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,524,820	25,690,530
Unvested RSUs(6)	3,381,006	2,477,974
Partnership Units(8)	15,555,901	15,568,614
If-Converted Shares Outstanding	44,461,727	43,737,118

	As of March 31,
	2025	2024
Fully-Diluted Shares Outstanding(9)	46,584,273	46,597,467

Footnotes

(1)
Certain balances in prior periods have been reclassified to conform to their current presentation. For the three months ended March 31, 2024, this resulted in a reclassification of $3.1 million, from Other Expenses to Communications and Information Services. There was no impact on either U.S. GAAP EPS or Adjusted EPS as a result of the reclassification.
(2)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(4)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay our former Parent related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(5)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units in prior year periods that had yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.
(6)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(7)
Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and the dilutive impact of Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(8)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved.
(9)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.